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OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

CALA CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

***NOW THEREFORE, I,** the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

***IN TESTIMONY WHEREOF,** I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the City of Oklahoma City this 24th *day of* November, 19 99.

Mike Hunter
Secretary of State

By: [signature]

2453382-003

As of July 31, 2007
GO Zone Tax Exempt Bonds

Allocation Authorized	2,173,860,000.00	
Allocated/Issued	-	0.00%
Allocation Remaining	2,173,860,000.00	100.00%
Pending Request		[redacted]
25-Saraland - Shopping Center	(8,561,500.00)	
26-Tuscaloosa - Refinery	(100,000,000.00)	
31-Bayou La Batre-underground gas storage facility	(200,000,000.00)	
34-Baldwin-Honda dealership	(5,000,000.00)	[redacted]
35-Tuscaloosa-Extended Stay Hotel		
37-Mobile-Redevelopment Downtown	(3,000,000.00)	
39-Tuscaloosa-convenience/gas station	(1,500,000.00)	
40-Tuscaloosa-Automotive parts mfg.	(4,000,000.00)	
41-Tuscaloosa-Hotel and parking deck		7/23/07 Withdraw
42-Baldwin-Construction of three buildings	(2,300,000.00)	[redacted]
45-Baldwin-Relocation of EMC office	(350,000.00)	
46-Tuscaloosa-Retail furniture facility	(5,000,000.00)	
47-Tuscaloosa-medical office facility	(2,000,000.00)	
49-Alabama Housing Fin. Auth.	(150,000,000.00)	
51-Washington--steam production system	(1,900,000.00)	[redacted]
52-Baldwin-Terry Thompson Chev	(9,000,000.00)	
53-Baldwin- Ocean Way Properties LLC	(92,000,000.00)	
54-Mobile-Clarke Mobiel Counties Gas District	(12,000,000.00)	
55-Orange Beach-Bama Bayou	(135,000,000.00)	
56-IDB Greene Co. - Teprco Marketing	(25,000,000.00)	
57-IDB of City of Aliceville		6/27/07 Project not going to Allo
58-Tuscaloosa County IDA - Jeffco Concrete	(2,000,000.00)	
59-Tuscaloosa County IDA - Rice Mine Development	(12,000,000.00)	
60-Tuscaloosa County IDA - Rice Mine Dev #2	(12,000,000.00)	
61-Tuscaloosa County IDA - Rice Mine Dev #3	(3,000,000.00)	
62-Tuscaloosa County IDA - Rice Mine Dev #4	(3,000,000.00)	
63-City of Livingston IDB - Gulf Coast Energy, Inc	(130,000,000.00)	
64-IDB City of Mobile	(40,000,000.00)	
65-Tuscaloosa County Port Authority	(62,500,000.00)	
66-Greene Co IDB	(8,300,000.00)	
67-Tuscaloosa Port Autroity	(4,000,000.00)	
68-Tuscaloosa-car dealership	(7,000,000.00)	
69-Tuscaloosa-Meat Processing	(2,500,000.00)	
70-Mobile- Medical office bldgs. & parking decks	(39,000,000.00)	
71-Mobile-CALA Build mega ships floating accomodatior	(300,000,000.00)	
72-Washington-chlorine and caustic soda production bus	(50,000,000.00)	
Pending Applications	(1,431,911,500.00)	-65.87%

Corporate Stock Transfer

CORPORATE UPDATE FORM

Two Signatures Required *Please Print Clearly or Type the Form*

Name of Corporation: Cala

Address of Corporation: 701 N. Post Oak Rd., Suite 615, Houston, Texas 77024

Phone: 713-380-5147 **Fax:** 281-768-2439

Overnight Delivery Company: ______ **Account No:** ______

Website address: calacorp.com

Please be advised, Corporate Stock Transfer, Inc. requires all informational requests (i.e. Shareholder lists, certificate activity, etc.) to be submitted by an authorized individual.

The parties to be submitted in written form below are the only individuals authorized to receive company information, if at any time in the future these officers change please contact our offices immediately to insure your privacy.

	Name	Email Address
CEO:	Joseph Cala	calajoe@yahoo.cm
CFO:		
President:		
Vice Pres:		
Secretary:		

Board Member(s): Larry Pfautsch, Marc Hofius

The parties listed below are not officers of the company but are employed by the company and you might receive communications from them.

Primary Contact(s): ______
Authorized Person(s): ______

Corporate Counsel Name: Annette M. Henry
Firm Name: The Henry Law Firm, P.C.
Address of Counsel: 701 N. Post Oak Rd., Suite 615,
Houston, Texas 77024
Counsel Phone: 713-236-1818 **Counsel Fax:** 281-768-2439
Counsel Email: annette@thehenrylawfirm.com

In-House Counsel Name: ______
Firm Name: ______
Address of Counsel: ______

Counsel Phone: ______ **Counsel Fax:** ______
Counsel Email: ______

Name | Email Address

Company Auditor: Malone Bailey
malonebailey.com

Address: 9801 Westheimer Rd, Suite 1100, Houston, Texas 77042

Phone: 713-343-4286 Fax: 713-343-3421

If you would like CST to process your monthly payments automatically, please provide credit card information. A receipt will be provided with your monthly invoice. *Please be advised if this information changes at any time in the future, it is company's responsibility to notify CST of any modifications.*

Credit Card #: On File Exp: ____________

CSV # (Found on back of card, last group of numbers in signature box) ____________

Billing Contact: ____________ **Email Address:** ____________

Billing Address *(if different)*: ____________

State of Incorporation: Oklahoma **Tax ID:** 731251800

Authorized Number of Shares

Common: 400,000,00 **Par Value:** 0.1

Preferred: 0 **Par Value:** ____________

Warrants: 0 **Expiration Date:** ____________

SPECIAL INSTRUCTIONS (if any): ____________

Evidenced by the signature(s) below, CST may rely on the information provided as true and accurate. We further accept the responsibility of notifying CST if any of the information changes.

Officer's Signature: [signature] **Date:** 10-13-15

Name *(please print)*: Joseph CALA

Officer's Signature: ____________ **Date:** ____________

Name *(please print)*: ____________

PLEASE COMPLETE THIS FORM IN ITS ENTIRETY

Corporate Stock Transfer

NEW ISSUANCE INSTRUCTIONS FORM

Please be as specific and thorough as possible when completing this form. Laws have changed and all of this information will be required to be provided as of January 1, 2011. If the information is not provided the transfer request will be rejected

Name of Public Company Issue Cala Corporation

CUSIP Number 0000794107

If new shares are requested, please provide full name, address and SSN or TIN of holder. If shares are to be issued to a trust, we need the name of the trust, name of trustee(s) and date the trust was formed. For shares issued or transferred under the Gifts to Minors or Transfers to Minors Acts please include the custodian's physical address, child's state of residence and child's SSN. For any other fiduciary account, please contact TA for proper registration format, if unsure. If no cost basis is provided, transfer is assumed to be a gift and fair market value will be reported in accompanying statements. Transfer agent is required, by law, to maintain, manage, and pass through cost basis information to all "applicable persons", under Cost Basis Reporting, signed into law through the Emergency Economic Stabilization Act of 2008.

INFORMATION NEEDED PER CERTIFICATE ISSUED
(if you are issuing more than one certificate, please attach an addendum)

Total Shares for this Certificate: ________________

Full Registration Name of Shareholder(s) ________________
Full Physical Address of Shareholder(s) ________________
____

SSN of Each Recipient in this Registration ________________

This certificate includes the following tax lots: *(For additional tax lots include another page)*

# of shares ________ were acquired on (date) ________ cost per share $ ________
# of shares ________ were acquired on (date) ________ cost per share $ ________
# of shares ________ were acquired on (date) ________ cost per share $ ________
# of shares ________ were acquired on (date) ________ cost per share $ ________

10/13/2015

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OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Amended Certificate of Incorporation of*

CREATIVE RESTAURANT CONCEPTS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the City of Oklahoma City this 21ST

day of AUGUST, 1997.

Secretary of State

By:

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FEE: $50.00
(Minimum)

FILE IN DUPLICATE

PRINT CLEARLY

SOS CORP. KEY: DB 433821 - 8

AMENDED CERTIFICATE OF INCORPORATION

(After Receipt of Payment of Stock)

FILED
AUG 21 1997
OKLAHOMA SECRETARY OF STATE

FOR OFFICE USE ONLY

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A. The name of the corporation is: MAGNOLIA FOODS, INC.

B. As amended: The name of the corporation has been changed to:

CREATIVE RESTAURANT CONCEPTS, INC.

2. A. No change, as filed ✓. JAM
B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

~~6421 Avondale Blvd #210, Oklahoma City, OK 73116~~ JAM

NAME | STREET ADDRESS | CITY | COUNTY | ZIP CODE
(P.O. BOXES ARE NOT ACCEPTABLE)

3. A. No Change, as filed X.
B. As amended: The duration of the corporation is: ______

4. A. No change, as filed X.
B. As amended: The purpose or purposes for which the corporation is formed are:

5. A. No change, as filed X.
B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES | SERIES | PAR VALUE PER SHARE

Common 50,000,000 ~~and 25,000,000~~ JAM | | $.005 and $0.01 JAM

Preferred ~~25,000~~ 2,000,000 JAM | | $ .10

TOTAL NO. SHARES: ~~50,025,000~~ 52,000,000 JAM | TOTAL AUTHORIZED CAPITAL: ______

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FRX
06011

OKLAHOMA TAX COMMISSION
STATE OF OKLAHOMA
2501 LINCOLN BLVD.
OKLAHOMA CITY, OKLAHOMA 73194

CENTRAL PROCESSING
DIVISION
FRANCHISE SECTION
(405) 521-3161
FEI: 731251800

BOA 08/15/97

SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK. 73105

RE: MAGNOLIA FOODS, INC.

QUALIFICATION DATE: 06/13/85

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1998 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.

SINCERELY,

OKLAHOMA TAX COMMISSION

CENTRAL PROCESSING DIVISION

FRANCHISE SECTION

JB 433821-007

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED CERTIFICATE OF INCORPORATION

WHEREAS, *the Amended Certificate of Incorporation of,*

MAGNOLIA FOODS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the City of Oklahoma City this 19TH *day of* JULY, 19 96.

Tom Cole

Secretary of State

By: [signature]

7 7 7 9 7 · · 1 0 0 9 7

OKLAHOMA TAX COMMISSION

STATE OF OKLAHOMA
2501 LINCOLN BLVD
OKLAHOMA CITY, OKLAHOMA 73194

FRX

(405) 521-3161

July 16, 1996

Secretary of State
Room 101, State Capitol Building
Oklahoma City, OK 73105

RE: MAGNOLIA FOODS, INC.

Qualification date: 06 13 85

Dear Secretary:

This is to certify that the files of this office show the referenced corporation has filed a Franchise Tax return of the fiscal year ending June 30, 1997 and has paid the Franchise Tax as shown by said return.

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested.

This letter may not therefore be accepted for purposes of dissolution or withdrawal.

Sincerely,

OKLAHOMA TAX COMMISSION

Registration Division

AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
MAGNOLIA FOODS, INC.

FILED

JUL 19 1996

OKLAHOMA SECRETARY
OF STATE

TO THE SECRETARY OF STATE
STATE OF OKLAHOMA:

We, the undersigned, whose names and addresses are shown below, being a person legally competent to amend the Certificate of Incorporation pursuant to the provisions of the "Oklahoma General Corporation Act" of the State of Oklahoma, do hereby execute and submit the following Amendment to the Certificate of Incorporation of Magnolia Foods, Inc., which was originally incorporated on June 13, 1985.

1. Article II of the Certificate of Incorporation stating the name and address of the service agent for the corporation is hereby amended to change The address of its registered office in the State of Oklahoma to 3033 N.W. 63rd Street, Suite 160, Oklahoma City, Oklahoma 73116, and the name of its registered agent to Robertson & Williams, Inc.

2. Article V of the Certificate of Incorporation is hereby amended to change the total number of shares of common stock authorized from 25,000,000 par value $0.01 per share to 50,000,000 par value $0.005 per share. All other provisions of Article V shall remain the same.

Such amendment of the Certificate was proposed and adopted by resolutions of the Shareholders and the Directors of the Corporation on June 26, 1996, pursuant to the provisions of Title 18, Section 1077 of the Oklahoma Statutes. We do hereby certify that all other provisions of the Amended and Restated Certificate of Incorporation as filed with the Oklahoma Secretary of State on May 14, 1986, subject to this Amendment, remain in full force and effect

IN WITNESS WHEREOF, this Corporation has caused this certificate to be signed by its President and attested by its Secretary this 15 day of July, 1996.

MAGNOLIA FOODS, INC., an Oklahoma Corporation

By: [signature]
Joseph J. Johnston, Jr., President

ATTEST:

[signature]
David Loveland, Secretary

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED

CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

WHEREAS, *The Certificate of Incorporation, duly signed and verified, of*

MAGNOLIA FOODS, INC.

has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

NOW THEREFORE, *I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*



GREAT SEAL OF THE STATE OF OKLAHOMA

Filed at the City of Oklahoma City this 19th. *day of* June, *A.D., 19* 87

Jeannette B. Edmondson
Secretary of State

By Ulbur L Courtney

SOS Corp. No. DB 00433821-003

1494603 06/19/87

[illegible] 0 1 7

OKLAHOMA TAX COMMISSION

STATE OF OKLAHOMA

2501 LINCOLN BLVD.
OKLAHOMA CITY, OKLAHOMA 73194

Business Tax
DIVISION

JUNE 19, 1987

Jeannette B. Edmondson
Secretary of State
Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105

RE: MAGNOLIA FOODS, INC.

Qualified: 6-13-85

Dear Ms. Edmondson:

This is to certify that the files of this office show the referenced corporation has filed a Franchise Tax return for the fiscal year ending June 30, 1987 and has paid the Franchise Tax as shown by said return.

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested. This letter may not therefore be accepted for purposes of dissolution or withdrawal.

Very truly yours,

OKLAHOMA TAX COMMISSION

W. L. McElvany, Director
Business Tax Division

WLM kg

FILED
JUN 19 1987
OKLAHOMA SECRETARY OF STATE

MAGNOLIA FOODS, INC.

Certificate of Designation, Preferences and Rights of Preferred Stock Providing for an Issue of Preferred Stock Designated "Series B 10% Cumulative Convertible Preferred Stock"

We, Ken L. Kenworthy, President, and David L. Newton, Secretary, of Magnolia Foods, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the Oklahoma General Corporation Act, in accordance with the provisions of Section 1032G thereof, do hereby certify:

That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors, pursuant to a Consent of the Board of Directors dated May 27, 1987, adopted a resolution providing for the issuance of a series of Preferred Stock, to be designated "Series B 10% Cumulative Convertible Preferred Stock", which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation and Bylaws, respectively, the Board of Directors does hereby provide for the issuance of a series of Preferred Stock, par value $.10 per share, of the Corporation, to be designated "Series B 10% Cumulative Convertible Preferred Stock" (herein called the "Preferred Stock"), consisting of 25,000 shares, which number may be decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors of the Corporation; and to the extent that the designations, powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

1. Dividends. The holders of the Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends, cumulative, preferential cash dividends payable semi-annually on the 1st day of January and July in each year to record-holders as of the 1st day of December and June, respectively,

commencing July 31, 1987, at the annual rate of $.90 per share, and no more. So long as any Preferred Stock shall remain outstanding, no dividend whatsoever, other than a dividend payable solely in Common Stock, shall be declared or paid upon or set apart for the Common Stock or any other class of stock or series thereof ranking junior to the Preferred Stock in the payment of dividends nor shall any shares of Common Stock or any other class of stock or series thereof ranking junior to or on a parity with the Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for the redemption or purchase of any shares of Common Stock or any other class of stock or series thereof ranking junior to or on a parity with the Preferred Stock in payment of dividends, unless in each instance full dividends on all outstanding shares of Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and the dividend on the then current semi-annual dividend period paid or declared and sufficient funds set aside for the payment thereof.

No cash dividend shall be declared on any share or shares of any class of stock or series thereof ranking on a parity with the Preferred Stock in respect of payment of dividends for any dividend period unless there shall have been declared on all shares then outstanding of the Preferred Stock, for the same dividend period, or for the dividend period of the Preferred Stock terminating within the dividend period of said parity stock, like proportionate dividends, ratably, in proportion to the respective dividend rates fixed for the Preferred Stock and said parity stock.

Cash dividends upon shares of the Preferred Stock shall commence to accrue and be cumulative from the date of issue thereof. Accumulation of dividends on any shares of the Preferred Stock shall not bear interest.

2. Preference on Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, $9.00 per share, plus an amount equal to all dividends accrued and unpaid on each share of Preferred Stock to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Preferred Stock with respect to the distribution of assets.

Nothing herein contained shall be deemed to prevent redemption of Preferred Stock by the Corporation in the manner provided in Paragraph 3 of this Certificate of Designation. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Paragraph 2.

Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Paragraph 5 of this Certificate of Designation, shall be given by mail, postage prepaid, at least 15 days but not more than 75 days prior to the payment date stated therein, to the holders of record of the Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

No payment on account of such dissolution or liquidation or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

3. Redemption. The Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem the Preferred Stock at any time after June 17, 1988, in whole or in part, upon payment in cash of $10.35 plus, in each case, an amount equal to all dividends accrued thereon to the date fixed for redemption for each share redeemed.

If less than all of the outstanding shares of the Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the respective holders of Preferred Stock pro rata, or by lot as the Board of Directors may determine.

Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable and containing a statement of or

reference to the conversion right set forth in Paragraph 5 of this Certificate of Designation shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the holders of record of the Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Preferred Stock so called for redemption shall forthwith terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest. However, if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice said funds shall be deposited in trust, for the account of the holders of the shares of Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company in the state of Oklahoma or any bank or trust company in the United States duly appointed and acting as transfer agent of the Corporation, thereupon and without awaiting the redemption date all shares of Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust terminate, except only the right of the holders thereof to convert such shares in accordance with the provisions of Paragraph 5 of this Certificate of Designation at any time prior to the close of business on the business day next preceding the redemption date, and the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of Preferred Stock which shall have been redeemed shall not within six years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to

the Corporation for payment of the redemption price thereof, but without interest.

Any provision of this Paragraph 3 to the contrary notwithstanding, in the event that any semi-annual dividend due on the Preferred Stock shall be in default, and until all such defaults shall have been cured, the Corporation shall not redeem any shares of Preferred Stock unless all outstanding shares of Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Preferred Stock.

Shares of Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Preferred Stock but shall assume the status of authorized but unissued shares of preferred stock, par value $.10 per share, of the Corporation.

4. Voting Rights. The holders of the Preferred Stock shall have no voting power except as otherwise provided under the Corporation's Certificate of Incorporation, as amended from time to time, or the Oklahoma General Corporation Act.

5. Convertibility. Shares of the Preferred Stock (hereinafter in this Paragraph 5 called the "Shares") shall be convertible into Common Stock at the option of the holder at any time. Such conversion shall be subject to the following terms and conditions:

(A) Subject to and upon compliance with the provisions of this Paragraph 5, Shares shall be converted into such number of fully paid and non-assessable shares of Common Stock as are issuable pursuant to the formula set forth in subparagraphs (C) and (D) of this Paragraph 5. No adjustment shall be made for dividends accrued on any Shares that shall be converted or for dividends on any Common Stock that shall be issuable upon the conversion of such Shares, but all dividends accrued and unpaid on any Shares up to the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting holder, and no dividend shall be paid upon any shares of Common Stock or any other class of stock or series thereof ranking junior to the Shares until such debt shall be paid or sufficient funds set aside from payment thereof.

(B) The surrender of any Shares for conversion shall be made by the holder thereof to the Corporation at the office of the Exchange Agent for the Preferred Stock, and such holder shall give written notice to the Corporation at said office that he elects to convert such Shares in accordance with the provisions thereof and of this Paragraph 5. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. Subject to the provisions of subparagraph (A) of this Paragraph 5, every such notice of election to convert shall constitute a contract between the holder of such Shares and the Corporation, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligation thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligation thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

As soon as practicable after the receipt of such notice and Shares, the Corporation shall issue and shall deliver at said office to the person for whose account such Shares were so surrendered, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subparagraph (E) of this Paragraph 5, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted part of the Shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Shares, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

(C) The basic Conversion Rate shall be six (6) shares of Common Stock for each Share surrendered for conversion.

(D) The Conversion Rate shall be subject to adjustment from time to time as follows:

(1) In case the Corporation shall (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of its capital stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a Share surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which he would have been entitled to receive after the happening of such event had such Shares been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to Shares converted between such record date and the date of the happening of any such event.

(2) In case the Corporation shall issue rights, options or warrants to all the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than 95% of the current market price per share of Common Stock (as defined in subsection (D)(5) of this Paragraph 5) at the record date mentioned below, the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Share was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price (as defined in subsection (D)(5) of this Paragraph 5). Such adjustment shall be made whenever such rights or warrants are issued, and shall also be effective retroactively as to Shares converted between the record date for the determination of shareholders entitled to

receive such rights or warrants and the date such rights or warrants are issued.

(3) In case the Corporation shall distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection (D)(2) of this Paragraph 5, then in each such case the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Share was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subsection (D)(5) of this Paragraph 5) on the date of such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall also be effective retroactively as to the Shares converted between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

(4) In case of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in case of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in case of any reorganization of the Corporation, the holder of each Share then outstanding shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and properties which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted his Shares into Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange,

transfer or reorganization. In any such case, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the property deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Preferred Stock, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (D)(4) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

(5) For the purpose of any computation under subsections (D)(2) and (D)(3) of this Paragraph 5, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 10 consecutive business days immediately prior to the day in question. The closing price of the shares of Common Stock for a day or days shall mean (a) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange (i) the last transaction price of the shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on the NASDAQ, or (ii) if the shares of Common Stock are not quoted on NASDAQ the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if there is no public market for the Common Stock, at such price as the Board of Directors of the Corporation shall determine, or (b) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading.

(6) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Rate; provided, however, that any adjustments which by reason of this subsection (D)(6) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (D)(6) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(7) Whenever the Conversion Rate shall be adjusted as provided in this Paragraph 5, the Corporation shall forthwith file at the office of the Exchange Agent maintained by the Corporation pursuant to subparagraph (B) of this Paragraph 5 a statement signed by the President or one of the Vice Presidents of the Corporation and by its Secretary or Assistant Secretary stating the adjusted Conversion Rate determined as provided herein. Such statement shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate is to be adjusted, the Corporation shall cause a notice stating the adjustment and the new Conversion Rate to be mailed to each holder of record of Shares at or prior to the time the Corporation mails an interim statement to its shareholders covering the quarterly period during which the facts requiring such adjustment occurred, but in any event within 60 days after the end of such quarter.

(E) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Shares. If more than one Share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such Shares so surrendered. If the conversion of any Shares results in a fraction, an amount equal to such fraction multiplied by the closing price (determined as provided in subsection (D)(5) of this Paragraph 5) of the Common Stock on the last business day before the date of conversion shall be paid to such holder in cash by the Corporation.

(F) If any Share shall be called for redemption, the right to convert such Share shall terminate and expire at the close of business on the business day next preceding the date fixed for said redemption.

(G) The issuance of stock certificates on conversion of Shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(H) If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Paragraph 5 are not strictly applicable, or, if strictly applicable, would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

(I) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Preferred Stock.

(J) Shares of Preferred Stock converted shall not be reissued as shares of Preferred Stock but shall assume the status of authorized but unissued shares of preferred stock, par value $.10 per share, of the Corporation.

(K) For the purposes of this Paragraph 5:

(1) "Conversion Rate" at any time shall mean the amount of Common Stock of the Corporation into which at such time one Share shall be convertible in accordance with the provisions of this Paragraph 5.

(2) "Common Stock" shall mean stock of the Corporation of any class, whether now or

hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage. In case by reason of the operation of subsection (D)(4) of this Paragraph 5 the Shares shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of Shares pursuant to this Paragraph 5 shall be deemed to refer to and include the conversion of Shares into such other shares of stock or other securities or property.

6. Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Preferred Stock.

IN WITNESS WHEREOF, said Magnolia Foods, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Ken L. Kenworthy, as President, and David L. Newton, as Secretary, this 19th day of June, 1987.

MAGNOLIA FOODS, INC.

ATTEST:

David L. Newton, Secretary

BY Ken L. Kenworthy, President

[CORPORATE SEAL]

KSR08987

5 9 0 1 1 7 4 0 0 0 1

FILED
MAY 29 1987
OKLAHOMA SECRETARY
OF STATE

FILED
MAY 27 1987
OKLAHOMA SECRETARY
OF STATE

AMENDMENT TO ARTICLES OF INCORPORATION
OF
MAGNOLIA FOODS, INC.

We, the undersigned officers of Magnolia Foods, Inc., an Oklahoma corporation, do hereby file this Amendment to the Articles of Incorporation to reflect an amendment to the Articles of Incorporation as set forth below:

ARTICLE V

Article V of the Articles of Incorporation of Magnolia Foods, Inc. shall be amended to read as follows:

> The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 27,000,000 consisting of (i) 2,000,000 shares of Preferred Stock, par value $0.10 per share ("Preferred Stock"), and (ii) 25,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"). The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the law and the provisions of this Article V, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
>
> The authority of the Board with respect to each series shall include, without limitation, determination of the following:
>
> (1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to or less than the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8) Any other relative rights, preferences and limitations of that series.

The foregoing amendment was adopted by the shareholders pursuant to the procedures set forth in Section 1077 of Title 18, Oklahoma Statutes (Supp. 1986).

MAGNOLIA FOODS, INC.

By: Ken L. Kenworthy, President

ATTEST:

Linda R. Moore, Asst. Secretary

[SEAL]

KSR14087

OKLAHOMA TAX COMMISSION

STATE OF OKLAHOMA

2501 LINCOLN BLVD.
OKLAHOMA CITY, OKLAHOMA 73194

Business Tax
DIVISION

May 21, 1987

Jeannette B. Edmondson
Secretary of State
Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105

RE: MAGNOLIA FOODS, INC.

Qualified: 6-13-85

Dear Ms. Edmondson:

This is to certify that the files of this office show the referenced corporation has filed a Franchise Tax return for the fiscal year ending June 30, 1987 and has paid the Franchise Tax as shown by said return.

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested. This letter may not therefore be accepted for purposes of dissolution or withdrawal.

Very truly yours,

OKLAHOMA TAX COMMISSION

W. L. McElvany, Director
Business Tax Division

WLM: df

6100570000

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED

CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

WHEREAS, *Articles of Incorporation duly signed and verified of*

MAGNOLIA FOODS, INC.

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma

NOW THEREFORE, *I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed at the City of Oklahoma City, this 14th

day of May *A.D. 19* 86

Jeannette B. Edmondson

Secretary of State

By: Cheryl E Bradley

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

9845A001 05/15/862 400-00

6 1 0 0 5 7 0 0 0 0 1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MAGNOLIA FOODS, INC.

STATE OF OKLAHOMA)
) SS:
COUNTY OF OKLAHOMA)

TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:

We, the undersigned officers of Magnolia Foods, Inc., an Oklahoma corporation, being persons legally competent to enter into contracts under the laws of the State of Oklahoma, and having been directed by the shareholders of the Corporation to cause to be filed Amended and Restated Articles of Incorporation, do hereby, in accordance with such directions, file the following Amended and Restated Articles of Incorporation of this Corporation:

ARTICLE I

The name of this Corporation is:

MAGNOLIA FOODS, INC.

ARTICLE II

The name and address of the registered agent of this Corporation in the State of Oklahoma and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

Crowe & Dunlevy,
A Professional Corporation
1800 Mid-America Tower
20 North Broadway
Oklahoma City, Oklahoma 73102

ARTICLE III

The term of this Corporation shall be perpetual.

ARTICLE IV

The objects and purposes for which this Corporation is formed are:

4.1 Restaurants. To erect, construct, purchase, lease, and otherwise acquire, and to hold, use, equip, outfit, supply, service, maintain, operate, sell, and otherwise dispose of, restaurants, inns, taverns, cafes, cafeterias, grills, automats, buffets, diners, delicatessens, lunch rooms, coffee shops, luncheonettes, ice cream parlors, milk bars, candy stores, soda fountains, bakeries, kitchens, bars, saloons, cocktail lounges, banquet halls, catering establishments, concessions, and other eating and drinking places and establishments of every kind and description, and checkrooms, newsstands, and cigar, cigarette, and tobacco stands and stores, and generally to conduct the business of restaurateurs, caterers, innkeepers, tobacconists, bakers, butchers, cooks, concessionaires, and purveyors, suppliers, preparers, servers, and dispensers of food and drink; and to engage in all activities, to render all services, and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, materials, products, and merchandise incidental or related thereof, or of use therein.

To manufacture, produce, treat, purchase, and otherwise acquire, cook, bake, and otherwise prepare, can bottle, and otherwise package, and exchange, distribute, sell and otherwise dispose of, handle, market, store, import, export, deal and trade in and with confections, extracts, syrups, food, and food products of every kind and description, coffee, tea, beverages of every kind and description, ice cubes, crushed and block ice, cigars, cigarettes, newspapers, magazines, and other publications, and all similar, kindred, and allied articles, products, and merchandise.

4.2 Catering. To conduct the business of catering in all lines, to take charge of and plan, prepare and serve meals and food of all types and nature; to buy or otherwise acquire all equipment necessary to perform everything for the carrying out of a restaurant, cafe and catering business and service.

4.3 Personal Property. To manufacture, assemble, construct, distribute, purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, and hypothecate goods, wares, merchandise, building materials, supplies, machinery, equipment, automobiles, vehicles and all other personal property of any kind or description and any interest or right therein.

4.4 Transportation Equipment. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, and hypothecate any and all types of transportation equipment and to apply for, receive and hold licenses and certificates of convenience and necessity for the operation of truck lines or other transportation facilities for the transportation and delivery of the products and merchandise of the corporation, for its own benefit or for the account of its customers or principals.

4.5 Real Estate. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, hypothecate, subdivide, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal in and with any real estate, improved or unimproved, as may be now or hereafter permitted by the Constitution and laws of the State of Oklahoma and wheresoever situated within or without the State of Oklahoma; provided, however, that ownership of real estate in Texas shall be limited by, and exercised in strict accordance with, the provisions of Part Four of the Texas Miscellaneous Corporation Laws Act, as now existing or hereafter amended.

4.6 Oil, Gas and Mineral Interests. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, hypothecate, invest, trade, work, prospect and develop royalties, working interests, mines, mineral rights of all kinds, mineral bearing lands and hydrocarbon products, oil, gas and mineral leases, mill sites, subsoil and surface deposits, water rights, terminal facilities and any and all rights and interests therein.

4.7 Contracts. To enter into, make, perform and carry out contracts with any person, partnership, firm, association or corporation, municipality, county, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision.

4.8 Partnerships. To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons, trusts, associations, partnerships, firms, corporations or other entities, for the purpose of carrying on any business whatsoever.

4.9 Acquisition of Other Businesses. To purchase, acquire, own, hold, use, buy, sell, convey, grant, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge and hypothecate the

goodwill, business (as a going concern or otherwise), property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, trust, association, partnership, firm, corporation or other entity; and to acquire any property or business: (a) by purchase of the assets thereof, wholly or in part; (b) by acquisition of the shares or any part thereof; or (c) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this Corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the goodwill, business, property, rights, franchises and assets so acquired and to conduct in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

4.10 Governmental Privileges. To apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative, grant, concession or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant.

4.11 Stocks, Bonds and Other Corporate or Trust Interests. To subscribe or cause to be subscribed for, and to purchase, acquire, own, hold, use, buy, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, rights, units, interests, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other person, trust, association, partnership, firm, corporation or other entity, now or hereafter existing, and whether created by the laws of the State of Oklahoma or of any other state, territory or country; and to operate, manage and control such properties or any of them, either in the name of such other entity or in the name of this Corporation, and, while the owner of any of such shares of capital stock, to exercise all of the rights, powers, and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

4.12 Promotion of Related Organizations. To promote or to aid in any manner, financially or otherwise, any person, trust, association, partnership, firm, corporation or other entity of which any shares of stock, bonds, notes,

debentures or other securities or evidences of indebtedness are held directly or indirectly by this Corporation; and, for this purpose, to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such person, trust, association, partnership, firm, corporation or other entity; and to do any other act or thing designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

4.13 Power to Borrow and Lend. To borrow and lend money and to make all necessary contracts either to borrow or to loan money, and to secure or take security for the same as the Corporation may desire.

4.14 Issuance of Bonds, Notes, and Other Interests. To issue bonds, notes, debentures, or other obligations of this Corporation from time to time for any of the objects or purposes of this Corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures, or other evidences of its indebtedness or obligations; to purchase, hold, sell, and transfer the shares of its own capital stock to the extent and in the manner as may be now or hereafter permitted by the laws of the State of Oklahoma.

4.15 Power to Deal With Own Stock. To purchase or otherwise acquire, from time to time, shares of its own capital stock, and to own, hold, sell, transfer, or reissue such shares.

4.16 Patents and Other Privileges. To purchase, acquire, own, hold, use, buy, sell, convey, grant licenses in respect of, assign, transfer, exchange, lease (as lessor or lessee), rent, sublet, mortgage, convey in trust, pledge, and hypothecate letters patent of the United States or any foreign country, patent right licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names.

4.17 Research and Development. To conduct and carry on, directly or indirectly, research, development and promotional or experimental activities, and to promote or aid, financially or otherwise, any person, trust, association, partnership, firm, corporation or other entity engaged in such activities.

4.18 Offices. To have one or more offices within or without the State of Oklahoma; to carry on all or any of its operations, and to conduct its business so far as permitted by law, in any and all states, territories, possessions

and dependencies of the United States, in the District of Columbia and in foreign countries.

4.19 Manner of Participation. To carry out any business whatsoever and/or all or any of the foregoing objects and purposes as principal, agent, partner, or as a member of, or as the owner or holder of any stock of, or shares of interest in, any trust, association, partnership, firm, corporation or other entity.

4.20 Additional Powers. To exercise such additional powers as may be necessary, appropriate or desirable for the accomplishment or attainment of any of the foregoing objects or purposes, alone or jointly, with any person or entity, and to have and to exercise all the powers conferred by the laws of Oklahoma upon corporations, as such laws are now in effect or may at any time hereafter be amended.

The foregoing statement of objects, purposes and powers shall not be limited or restricted by any reference to or inference from the terms or provisions of this or any other article of these Articles of Incorporation, but shall each be regarded as independent objects, purposes and powers, and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms of the general powers of this corporation now or hereafter conferred by the laws of the State of Oklahoma, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed.

ARTICLE V

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 27,000,000, consisting of (1) 1,000,000 shares of Class A Preferred Stock, par value $0.10 per share ("Class A Preferred Stock"), (2) 1,000,000 shares of Class B Preferred Stock, par value $0.10 per share ("Class B Preferred Stock"), and (3) 25,000,000 shares of Common Stock, par value, $.01 per share ("Common Stock").

The shares of such classes shall have the following express terms:

DIVISION A

EXPRESS TERMS OF THE CLASS A PREFERRED STOCK

(a) Series; Designation of Preferences. The Class A Preferred Stock may be issued from time to time in one or more series. All shares of Class A Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are accrued. Subject to the provisions of paragraphs (b), (c), (d) and (e) of this Division, which provisions shall apply to all shares of Class A Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series, prior to the issuance thereof, to fix and determine:

(i) the number and designation of series of shares in any class and the number of shares in any series, provided that no allotted shares shall, except in the exercise of conversion rights, be shifted from one series or class to another series or class or otherwise have their attributes altered;

(ii) the dividend rate of any unallotted shares of any series or class;

(iii) the terms and conditions of conversion of any unallotted convertible shares of any series or class;

(iv) the redemption price and the terms and conditions of redemption of any unallotted shares of any series or class; and

(v) the liquidation price of any unallotted shares of any series or class.

Upon adoption of a resolution fixing the terms of a series of Class A Preferred Stock, the Board of Directors shall file such resolution with the Secretary of State as an amendment to the Articles of Incorporation.

(b) Dividends. The holders of Class A Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Class A Preferred Stock, shall be entitled to receive out of any funds legally available for payment of dividends on the

Class A Preferred Stock, and when and as declared by the Board of Directors, dividends in cash at the rate of such series fixed in accordance with the provisions of paragraph (a) of this Division and no more, payable on the dates fixed for such series. Such dividends may, but need not be, cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Class A Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Class A Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

(c) Limitations on Dividends. In no event so long as any Class A Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Class A Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Class A Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Class A Preferred Stock be purchased, retired or otherwise acquired by the Corporation:

(i) unless all declared and accrued but unpaid dividends on Class A Preferred Stock, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(ii) unless there shall be no arrearages with respect to the redemption of Class A Preferred Stock of any series from any sinking fund provided for shares of such series.

(d) Voting. The holders of the Class A Preferred Stock shall have no voting powers except as otherwise provided by the Business Corporation Act of the State of Oklahoma and except as expressly set forth as follows:

(i) If and whenever cumulative dividends payable on any shares of Class A Preferred Stock or Class B Preferred Stock shall be in default in an aggregate amount equal to four full quarterly dividends, the number of directors constituting the Board of Directors shall be increased by two and the holders of the outstanding shares of Class A Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class in conjunction with the Class B Preferred Stock

and without regard to series, to elect two persons to fill such directorships. Whenever such right shall have vested, it shall be exercised wholly at the next following election of directors by the shareholders and shall continue until the specific dividends in default and giving rise to this voting right shall have been paid in full or funds sufficient therefor have been set aside and, when said dividends are paid or provided for, shall terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equal to four full quarterly dividends.

(ii) At any meeting held for the election of directors at which the holders of shares of Class A Preferred Stock shall have the right, voting as a class in conjunction with the holders of Class B Preferred Stock, to elect directors, every holder of Class A Preferred Stock shall be entitled to one vote for each share of Class A Preferred Stock standing in his name on the books of the Corporation. Furthermore, the presence, in person or by proxy, of the holders of 33-1/3% of the aggregate number of shares of Class A Preferred Stock and Class B Preferred Stock (as used hereinafter in this Article, "Preferred Stock" shall mean both Class A Preferred Stock and Class B Preferred Stock) at the time outstanding shall be required to constitute a quorum of the Preferred Stock for the election of any such directors by the Preferred Stock. At any such meeting or adjournment thereof:

(A) the absence of a quorum of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock voting as a class and the absence of a quorum for the election of such other directors shall not prevent the election of directors to be elected by holders of shares of Preferred Stock voting as a class; and

(B) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn from time to time the meeting for the election of directors which they are entitled to elect, without notice other than the announcement at the meeting, until a quorum shall be present.

The directors elected pursuant to this paragraph (d) shall serve until the next annual meeting of the shareholders or until their respective successors

shall be elected and shall qualify; provided, however, that when the voting right herein provided shall terminate in accordance with subparagraph (i) of this paragraph (d), the terms of office of all persons so elected by the holders of the Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided for in these Articles of Incorporation and the Bylaws of the Corporation irrespective of any increase made pursuant to this paragraph (d). During any period in which the holders of shares of Preferred Stock have the right to elect directors as herein provided, any vacancy in the directors elected by the holders of the Preferred Stock shall be filled by the vote of the remaining director theretofore elected by the holders of the Preferred Stock. If not so filled within 40 days after the creation thereof, the Secretary of the Corporation shall call a special meeting of the holders of Preferred Stock and such vacancy or vacancies shall be filled at such special meeting.

(e) Ranking. For the purposes of this Division A, whenever reference is made to shares "ranking prior to the Class A Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class A Preferred Stock; whenever reference is made to shares "on a parity with the Class A Preferred Stock", such references shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class A Preferred Stock; and whenever reference is made to shares "ranking junior to the Class A Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of Class A Preferred Stock.

DIVISION B

EXPRESS TERMS OF THE CLASS B PREFERRED STOCK

(a) Series; Rights and Privileges. Except as expressly set forth in this Division B, the Board of Directors shall have the same power and authority over the shares of Class B Preferred Stock as it has over shares of Class A Preferred Stock. Furthermore, except as expressly set forth in this Division B, the holders of shares of Class B Preferred Stock shall have the same rights and privileges as the holders of shares of Class A Preferred Stock.

(b) General Voting Rights. At every meeting of the shareholders, every holder of Class B Preferred Stock shall be entitled to one vote for each share of the Class B Preferred Stock standing in his name on the books of the Corporation. Except as required by law or as otherwise set forth in these Articles of Incorporation, voting of the Class B Preferred Stock shall not be by class and where a quorum of the shareholders is present at a duly called meeting of the shareholders, a majority of the shares voted at such meeting shall decide any issue submitted for a vote of the shareholders.

(c) Special Voting Rights. Nothing set forth herein this Division B shall be construed as denying the holders of Class B Preferred Stock the right to participate in the election of two additional directors pursuant to paragraph (d) of Division A of this Article should at any time cumulative dividends payable on any shares of the Class A Preferred Stock or the Class B Preferred Stock be in default in an aggregate amount equivalent to four full quarterly dividends.

DIVISION C

COMMON STOCK

(a) Voting Rights. At every meeting of the shareholders, every holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

(b) Dividends. Subject to the provisions of this Article and any further provisions prescribed in accordance herewith, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

ARTICLE VI

The amount of stated capital with which this Corporation shall begin business is Five Hundred and No/100 Dollars ($500.00), which has been fully paid in.

ARTICLE VII

The number of shares of Common Stock to be allotted by this Corporation before it shall begin business and the consideration received by this Corporation therefor, are as follows:

Number Of Shares	Consideration Received
500	$500.00

ARTICLE VIII

The number of directors to be elected at the first meeting of shareholders is three (3).

ARTICLE IX

The following provisions regarding the election and removal of directors are established:

9.1 Number; Classes. The number of directors of the Corporation shall be not less than three or more than nine, and, subject to such limitation, shall be fixed from time to time by or pursuant to the Bylaws, provided that the maximum number of directors shall be increased to the extent necessary to permit the election of directors by the holders of Class A Preferred Stock and/or Class B Preferred Stock of the Corporation upon the failure by the Corporation to pay accrued dividends thereon in accordance with Article V. The directors (other than those who may be elected by the holders of Class A Preferred Stock and/or Class B Preferred Stock of the Corporation upon the failure by the Corporation to pay accrued dividends thereon in accordance with Article V) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the 1987 annual meeting of shareholders, another class to be originally elected for a term expiring at the 1988 annual meeting of shareholders, and another class to be originally elected for a term expiring at the 1989 annual meeting of shareholders, with the members of

each class to hold office until their successors have been elected and have qualified. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election; provided, to the extent necessary to comply with Oklahoma law, the Board of Directors may, from time to time, adjust the terms that directors will serve in order that at least one-third (1/3) of the members of the Board of Directors will be elected each year.

9.2 Nominations. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than

(i) with respect to an election to be held at an annual meeting of shareholders, 45 days in advance of the calendar day on which the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders; and

(ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders.

Each such notice shall set forth: (A) the name and address of the shareholder who intends to make the nomination or nominations and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee

had been nominated by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if elected. The chairman of any meeting of shareholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.

9.3 Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from resignation, death, or removal shall be filled by a majority of the remaining directors then in office, even if less than a quorum, except as Article V otherwise provides with respect to the election of directors by the holders of Class A Preferred Stock and/or Class B Preferred Stock of the Corporation upon the failure by the Corporation to pay accrued dividends thereon. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and has qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

9.4 Removal. Any director may be removed from office only by the affirmative vote of the holders of at least 80% of the voting power of each class of the outstanding Voting Stock (as defined in paragraph 12.1 of Article XII); provided, with respect to directors elected by the holders of Class A Preferred Stock and/or Class B Preferred Stock of the Corporation upon the failure by the Corporation to pay accrued dividends thereon pursuant to Article V, any such director may be removed from office only by the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding Class A Preferred Stock and Class B Preferred Stock.

9.5 Amendment. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws), the affirmative vote of the holders of at least 80% of the voting power of each class of the outstanding Voting Stock shall be required to alter, amend or adopt any provision inconsistent with, or repeal this Article.

ARTICLE X

The following constitute provisions for the regulation of internal affairs of this Corporation:

10.1 Bylaws. The Bylaws for the governing of this Corporation may be adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any annual meeting of shareholders, and the power of the Board of Directors shall not extend to any amendment of the Bylaws respecting the number, qualifications, classifications, or term of office of the members of the Board of Directors.

10.2 Powers Regarding Capital Stock. The Board of Directors shall have all powers with respect to the capital stock of this Corporation which are permitted them by Section 1.74 of Title 18, Oklahoma Statutes (1981).

10.3 No Right to Dissent. No right to dissent shall exist in behalf of any shareholder as to any corporate action if such action shall be approved by the vote or written consent of the holders of at least ninety percent (90%) of all outstanding shares of the Corporation, nor shall any such right to dissent exist in behalf of the holders of the shares of any class or classes of stock if such corporate action be approved by the vote or written consent of the holders of at least ninety percent (90%) of all outstanding shares and of at least three-fourths (3/4) of the shares of such class or classes.

ARTICLE XI

Except as otherwise provided in this Article, no direct or indirect purchase by the Corporation from any Interested Stockholder (as defined in subparagraph (ii) of paragraph 12.4 of Article XII) of shares of the Common Stock of the Corporation beneficially owned by such Interested Stockholder for less than two years prior to the sale of such purchase shall be made at a per share price in excess of Fair Market Value (as defined in subparagraph (viii) of paragraph 12.4 of Article XII) at the time of such purchase unless such purchase is approved by the affirmative vote of the holders of at least 80% of the voting power of each class of the outstanding shares of capital stock of the Corporation then entitled to vote for the election of directors (the "Voting Stock").

The provisions of this Article shall not apply to the following transactions:

(i) any offer by the Corporation to purchase shares of Common Stock, which is made on the same terms and conditions to the holders of all shares of the Common Stock of the Corporation; or

(ii) any open market purchases by the Corporation of shares of its Common Stock at prevailing market prices.

Notwithstanding any other provision of these Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws), the affirmative vote of the holders of at least 80% of the voting power of each class of the outstanding Voting Stock shall be required to alter, amend or adopt any provision inconsistent with, or repeal this Article.

ARTICLE XII

The following provisions concerning certain actions and transactions are established:

12.1 Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph 12.3 of this Article:

(i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Stockholder (as hereinafter defined) or (B) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 10% of the aggregate Fair Market Value of all the assets of the Corporation; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or in a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than 10% of the aggregate Fair Market Value of all the assets of the Corporation; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of each class of capital stock of the Corporation entitled to vote for the election of directors (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement or otherwise.

12.2 Definition. The term "Business Combination" means any transaction described in clauses (i) through (v) of paragraph 12.1 of this Article.

12.3 Limitations. The provisions of paragraph 12.1 of this Article shall not be applicable to a Business Combination, and the Business Combination shall require only the affirmative vote required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (i) or (ii) are met:

(i) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

(ii) All of the following conditions shall have been met:

(A) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in the Business Combination is at least equal to the highest of the following:

(1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in question for any shares of Common Stock acquired by it (x) within the two year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder; or

(2) the Fair Market Value per share of Common Stock on the Announcement Date; or

(3) the Fair Market Value per share of Common Stock on the date on which the Interested Stockholder in question became an Interested Stockholder (the "Determination Date").

(B) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of any other class of outstanding Voting Stock is at least equal to the highest of the following:

(1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in question for

any shares of such class of Voting Stock acquired by it (x) within the two year period immediately prior to the Announcement Date or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder; or

(2) (if applicable) the highest preferential amount per share to which the holders of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation or dissolution of the Corporation; or

(3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

(4) the Fair Market Value per share of such class of Voting Stock on the Determination Date.

(C) The consideration to be received by holders of a particular class of outstanding Voting Stock is in cash or in the same form as the Interested Stockholder in question has previously paid for shares of such class of Voting Stock. If the Interested Stockholder in question has previously paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be paid for shares of such class of Voting Stock purchased in the transaction in question hereunder must be either cash or the form used previously by such Interested Stockholder to acquire the largest number of shares of such class of Voting Stock. The price determined in accordance with subparagraphs (ii)(A) and (ii)(B) of this paragraph 12.3 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(D) After the Interested Stockholder in question has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay, in whole or in part, at the

regular date therefor any dividends (whether or not cumulative) on the outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (2) there shall have been (x) no reduction in the annual rate of dividends paid on Common Stock, except as approved by a majority of the Continuing Directors, and (y) no increase in such annual rate of dividends (except as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock), except as approved by a majority of the Continuing Directors; and (3) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock subsequent to the transaction in which it became an Interested Stockholder.

(E) After the Interested Stockholder in question has become an Interested Stockholder, it shall not have received the benefit, directly or indirectly (except proportionately with all other shareholders of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

12.4 Additional Definitions. For purposes of this Article:

(i) a "person" means any individual, proprietorship, partnership corporation or other entity, or any group of two or more of the foregoing acting together.

(ii) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

(A) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

(B) is an Affiliate of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

(C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(iii) A person is a "beneficial owner" of any Voting Stock:

(A) that such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

(B) that such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event, or both), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or

options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangment or understanding; or

(C) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(iv) For the purpose of determing whether a person is an Interested Stockholder pursuant to subparagraph (ii) of this paragraph 12.4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (iii) of this paragraph 12.4, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(v) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date these Articles of Incorporation were filed with the Oklahoma Secretary of State.

(vi) "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; provided that for the purposes of the definition of Interested Stockholder set forth in subparagraph (ii) of this paragraph 12.4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

(vii) "Continuing Director" means (A) any member of the Board of Directors who was a member of the Board on May 31, 1986, (B) any member of the Board of Directors who is unaffiliated with the Interested Stockholder in question and who was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, or (C) any member of the Board of Directors who was nominated or elected by a majority of Continuing Directors then on the Board of Directors.

(viii) "Fair Market Value means: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Sealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(ix) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (ii) (A) and (B) of paragraph 12.3 of this Article shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(x) "Equity Security" has the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on the date these Articles of Incorporation were filed with the Oklahoma Secretary of State.

12.5 Determination by Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article, on the basis of information known to the directors after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of

securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than 10% of the aggregate Fair Market Value of all of the assets of the Corporation. A majority of the entire Board of Directors shall have the further power to interpret all of the terms and provisions of this Article.

12.6 Fiduciary Obligation. Nothing contained in this Article shall be construed to relieve any Interested Stockholder of any fiduciary obligation imposed by law.

12.7 Amendment. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws), the affirmative vote of the holders of at least 80% of the voting power of each class of the outstanding Voting Stock shall be required to alter, amend or adopt any provision inconsistent with, or repeal this Article.

6 1 0 0 5 7 0 0 0 2 5

The foregoing Amended and Restated Articles of Incorporation were adopted in accordance with the procedures set forth in Title 18 of the Oklahoma Statutes, specifically, as follows:

(1) The Amended and Restated Articles of Incorporation were proposed by resolution of the Board of Directors by Record and Memorandum of Action on the 2nd day of May, 1986.

(2) The Amended and Restated Articles of Incorporation were adopted by the shareholders of this Corporation by Record and Memorandum of Action executed by all such shareholders on the 2nd day of May, 1986.

MAGNOLIA FOODS, INC.

By: Joseph J. Johnston
Joseph J. Johnston, President

ATTEST:

Linda B. Johnston
Linda B. Johnston, Secretary

[SEAL]

STATE OF OKLAHOMA)
) SS:
COUNTY OF OKLAHOMA)

The foregoing instrument was acknowledged before me by Joseph J. Johnston, President, of Magnolia Foods, Inc., an Oklahoma corporation, this 2nd day of May, 1986.

Linda R. Moore
Notary Public

My Commission Expires:

9-20-88

[SEAL]

PAM07386

6 1 0 0 5 7 0 0 0 2 6 P.L. 214

OKLAHOMA TAX COMMISSION

STATE OF OKLAHOMA

2501 LINCOLN BLVD.
OKLAHOMA CITY, OKLAHOMA 731940006

FRANCHISE DIVISION

May 12, 1986

Jeannette B. Edmondson, Secretary of State
Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105

Re: MAGNOLIA FOODS, INC.
Qualified: 6-13-85

Dear Mrs. Edmondson:

Our records indicate the referenced entity has complied with the Franchise Tax Law and is licensed for the current fiscal year ending June 30, 1986.

Very truly yours,

OKLAHOMA TAX COMMISSION

A. H. Stoabs, Director
Franchise Tax Division

AHS:fs

REMITTANCES SHOULD BE MADE TO THE OKLAHOMA TAX COMMISSION AND REFER TO DIVISION

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

WHEREAS, *Articles of Incorporation duly signed and verified of*

MAGNOLIA FOODS, INC.

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

NOW THEREFORE, *I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.*

IN TESTIMONY WHEREOF, *I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

Filed at the City of Oklahoma City, this 13th.

day of June *A.D. 19* 85

Jeanette B. Edmondson
Secretary of State

By: Vicki L Courtney

THE GREAT SEAL OF THE STATE OF OKLAHOMA 1907

7357A006 06/13/85

ARTICLES OF INCORPORATION

OF

MAGNOLIA FOODS, INC.

STATE OF OKLAHOMA)
) ss.
COUNTY OF OKLAHOMA)

TO: Secretary of State of the State of Oklahoma

We, the undersigned Incorporators:

WILLIAM F. SHDEED
DAVID B. DONCHIN
CONNIE S. MONTGOMERY

being persons legally competent to enter into contracts for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation.

ARTICLE I.

The name of the corporation shall be:

MAGNOLIA FOODS, INC.

ARTICLE II.

The address of its registered office in the State of Oklahoma is [redacted], Oklahoma City, Oklahoma [redacted]. The service agent is Shdeed & Hartmann, 4308 N. Classen Blvd., Okla. City, OK 73118.

4308 N. CLASSEN BLVD 73118

ARTICLE III.

The duration of this corporation is in perpetuity.

ARTICLE IV.

The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

A. To erect, construct, purchase, lease, and otherwise acquire, and to hold, use, equip, outfit, supply, service, maintain, operate, sell, and otherwise dispose of, restaurants, inns, taverns, cafes, cafeterias, grills, automats, buffets, diners, delicatessens, lunch rooms, coffee shops, luncheonettes, ice cream parlors, milk bars, candy stores, soda fountains, bakeries, kitchens, bars, saloons, cocktail lounges, banquet halls, catering establishments, concessions, and other eating and drinking places and establishments of every kind and description, and checkrooms, newsstands, and cigar, cigarette, and tobacco stands and stores, and generally to conduct the business of restaurateurs, caterers, innkeepers, tobacconists, bakers, butchers, cooks, concessionaires, and purveyors, suppliers, preparers, servers, and dispensers of food and drink; and to engage in all activities, to render all services, and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, materials, products, and merchandise incidental or related thereto, or of use therein.

To manufacture, produce, treat, purchase, and otherwise acquire, cook, bake, and otherwise prepare, can, bottle, and otherwise package, and exchange, distribute, sell, and otherwise dispose of, handle, market, store, import, export, deal and trade in and with

confections, extracts, syrups, food, and food products of every kind and description, coffee, tea, cocoa, wines, liquors, ale, beer, sodas, and other drinks and beverages of every kind and description, ice cubes, crushed and block ice, cigars, cigarettes, newspapers, magazines, and other publications, and all similar, kindred, and allied articles, products, and merchandise.

B. To conduct the business of catering in all lines, to take charge of and plan, prepare and serve meals and food of all types and nature; to buy or otherwise acquire all equipment necessary to perform everything for the carrying out of a restaurant, cafe and catering business and service.

C. To acquire, hold, own, improve, manage, operate, sell, convey or mortgage real estate of every kind, character and description.

D. To acquire, hold, own, manage, operate, mortgage, pledge, exchange, sell, deal in and dispose of personal property and commodities of every kind, character and description.

E. To borrow and lend money and negotiate loans secured upon real or personal property or any interest therein; to act as agent, broker, or attorney-in-fact for any persons or corporations buying, selling and dealing in real or personal property or any interest therein, in making, negotiating or obtaining loans upon such property, in supervising, managing and protecting such property and loans and all interest in and claims affecting the same, and in effecting insurance against fire and other risks thereon.

F. To take and hold mortgages on real property and borrow money thereon by mortgage or otherwise, to loan money upon real property, and take mortgages and the assignment of mortgages thereon

and covering the same.

G. To manufacture, purchase or otherwise acquire and to hold, won, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Oklahoma.

H. To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

I. To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.

J. To borrow and lend money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferrable or non-transferrable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

K. To purchase, hold, sell and transfer the shares of its capital stock.

L. No stock in the corporation shall be transferred to a person who is not already a stockholder unless the stock shall first have been offered for sale to each of the other stockholders of the corporation at the same price and on the same terms as would govern upon a transfer to a person not a stockholder; the writing shall set forth the price and terms and shall be sent by registered mail to each stockholder at the address listed on the corporation books; the right to transfer the stock to a person not a stockholder shall not exist until all existing stockholders refuse the offer made as provided above or until they fail, for a period of thirty (30) days after receipt of the written offer, to accept same by compliance with the terms therein set forth. Regulation as to the formalities and procedure to be followed in effecting the transfer shall be prescribed in the By-Laws of the corporation.

M. To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Oklahoma, without restrictions as to place or amount.

N. To conduct, promote, advertise, solicit, and encourage business for the restaurant, cafe and catering services of said corporation.

O. To carry on any other business in connection therewith.

ARTICLE V.

The number of Directors to be elected at the First Meeting of Shareholders is three (3). This corporation shall have a minimum

of three Directors at all times, provided, however, the number of Directors may be changed from time to time, in such lawful manner as is provided by the By-Laws.

ARTICLE VI.

If the By-Laws so provide, the Shareholders and Directors shall have the power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statutes) outside of the State of Oklahoma at such places as may from time to time be designated by the By-Laws or by resolution of the Directors.

ARTICLE VII.

In furtherance of and not in limitation of the general powers conferred by the Laws of the State of Oklahoma, the Board of Directors is expressly authorized to make, alter, or repeal the By-Laws of the corporation and, subject to the provisions of the Business Corporation Act of the State of Oklahoma, to exercise any and all other powers, in addition to the powers expressly conferred by law and by these Articles of Incorporation, which may be conferred upon it by the corporation through appropriate By-laws.

ARTICLE VIII.

No transaction (other than those expressly prohibited or invalidated by statutory laws of the Constitution of the State of Oklahoma) in which the corporation may engage with any officer, directors or stockholder, or any other interested person, or with any affiliated corporation, director or stockholder, or any other

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interested person, or with any affiliated corporation, shall be affected or invalidated merely by reason of the relationship involved.

ARTICLE IX.

The amount of stated capital with which it will begin business is $500.00.

ARTICLE X.

The number and class of shares to be allotted by the corporation before it shall begin business, and the consideration to be received by the corporation therefor are:

CLASS	NO. OF SHARES	CONSIDERATION TO BE RECEIVED THEREFOR
Common	500	$500.00

ARTICLE XI.

The aggregate number of shares which this corporation shall have authority to allot is 50,000.

The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS	NO. OF SHARES	PAR VALUE PER SHARE
Common	50,000	$1.00

DONE THIS 12th day of June, 1985.

William F. Shdeed
WILLIAM F. SHDEED

David B. Donchin
DAVID B. DONCHIN

Connie S. Montgomery
CONNIE S. MONTGOMERY
ALL OF
4308 N. CLASSEN BLVD
OKLAHOMA CITY, OKLA 73118

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SUBSCRIBED AND SWORN to before me this 13 day of June, 1985.

Pamela R. Jackson
NOTARY PUBLIC

MY COMMISSION EXPIRES:

July 27, 1987

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AFFIDAVIT AS TO PAID-IN-CAPITAL

STATE OF OKLAHOMA)
) ss.
COUNTY OF OKLAHOMA)

WILLIAM F. SHDEED, DAVID B. DONCHIN, and CONNIE S. MONTGOMERY, being first duly sworn, each for himself deposes and says that the above named Affiants constitute a majority of the Incorporators of Magnolia Foods, Inc., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.

William F. Shdeed
WILLIAM F. SHDEED

David B. Donchin
DAVID B. DONCHIN

Connie S. Montgomery
CONNIE S. MONTGOMERY

Subscribed and sworn to before me this 13 day of June, 1985.

Pamela R. Jackson
NOTARY PUBLIC

MY COMMISSION EXPIRES:

July 27, 1987